Exhibit 23.4

34/F, Tower 3, China Central Place, 77 Jianguo Road, Beijing 100025, China

Telephone: (86-10) 5809-1000 Facsimile: (86-10) 5809-1100

Letter of Consent

October 27, 2010

China Yuan Hong Fire Control Group Holdings Ltd.

Baisha Meilin Industry Area,

Nan’an City,

Fujian Province 362300, People’s Republic of China.

Re: China Yuan Hong Fire Control Group Holdings Ltd.

We have acted as the People’s Republic of China (the “PRC”, which, for the purpose of this letter of consent, does not include the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan) legal counsel to (a) China Yuan Hong Fire Control Group Holdings Ltd, a Cayman Islands corporation (the “Company”); (b)Yuanhong Fire Technology (HK) Limited, a Hong Kong corporation; (c) Beijing Yuanhong Dingsheng Fire Control Technology Limited, a wholly owned subsidiary of Yuanhong-HK established under the laws of the PRC; (d) Fujian Province Baisha Fire Control Industrial Trading Co., Ltd, which is a PRC company operated by Yuanhong-BJ by contract in connection with the initial public offering of a minimum of 2,000,000 and a maximum of 2,500,000 ordinary shares of the Company, par value $0000066 per ordinary share (the “Shares”), pursuant to that certain Registration Statement on Form S-1 (File No. [333-16826]) and the prospectus contained therein (the “Registration Statement”), dated October 27, 2010, (including all amendments thereto); and (e) Fujian Fulian Mechanic Co. Ltd., a wholly owned subsidiary of Baisha.

We have realized our name was referred to in the Registration Statement for the offering and listing of the Shares. We hereby consent to the reference to our name under the headings “Risk Factors”, “Regulation”, “Enforceability of Civil Liabilities” and “Legal Matters” and elsewhere in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the United State Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Yours faithfully,

/s/ Jingtian & Gongcheng Attorneys at Law
Jingtian & Gongcheng Attorneys at Law

2